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                                                                    Exhibit 10.3

                              AMENDED AND RESTATED

                         RED ROBIN GOURMET BURGERS, INC.

              2000 MANAGEMENT PERFORMANCE COMMON STOCK OPTION PLAN

     1. Purpose. The purpose of this Red Robin Gourmet Burgers, Inc. 2000 Management Performance Common Stock Option Plan (the "Plan") is to further the long term stability and financial success of Red Robin Gourmet Burgers, Inc. (the "Company") by attracting and retaining key employees of the Company and its Subsidiaries and directors of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees and directors upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Option Awards granted to such employees and directors under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees' and directors' interests with those of the Company's shareholders.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of a Nonstatutory Stock Option.

          (b) "Board" means the board of directors of the Company.

          (c) "Change of Control" means the closing date of any sale or other disposition of substantially all the Company Stock or assets of the Company other than in the ordinary course of business.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Board or the committee appointed by the Board as described under Section 12.

          (f) "Company" means Red Robin Gourmet Burgers, Inc., a Nevada corporation.

          (g) "Company Stock" means Common Stock, $0.001 par value, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section
     11), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

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          (h) "Control Transfer" means one or a series of related transactions as a result of which (i) any Third Party, or group of Third Parties acting in concert, acquires, directly or indirectly, a majority of the Company's voting shares (on a Fully-Diluted Basis), (ii) the Company consolidates with or merges into or with, or effects any plan of share exchange with, any Person and after giving effect to such consolidation or merger or plan of share exchange any Third Party or group of Third Parties acting in concert owns, directly or indirectly, a majority of the voting shares of the Person (on a Fully-Diluted Basis) surviving such consolidation or merger or (iii) in one transaction or a series of related transactions, all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred as an entirety to any Third Party or group of Third Parties acting in concert (the "Acquiring Persons") and after giving effect to such transaction any Third Party or group of Third Parties acting in concert owns, directly or indirectly, a majority of the voting shares of the Acquiring Persons (on a Fully-Diluted Basis).

          (i) "Date of Grant" means the date on which an Option Award is granted by the Committee.

          (j) "Disability" or "Disabled" means a condition determined in good faith by the Committee to be a Disability, with such determination to be conclusive.

          (k) "Fair Market Value" means as of the Date of Grant (or, if there were no trades on the Date of Grant, the last preceding day on which Company Stock is traded) (i) if the Company Stock is traded on an exchange the average of the highest and lowest registered sales prices of the Company Stock at which it is traded on such day on the exchange on which it generally has the greatest trading volume, (ii) if the Company Stock is traded on the over-the-counter market, the average between the closing high bid and low asked prices as reported by NASDAQ, or (iii) if shares of Common Stock are not traded on any exchange or over-the-counter market, the fair market value shall be determined by the Committee using any reasonable method in good faith.

          (l) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an incentive stock option and is so designated.

          (m) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

          (n) "Option Award" means the award of an Option under the Plan.

          (o) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

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          (p) "Participant" means any employee or director who receives an
     Option Award under the Plan.

          (q) "Shareholders Agreement" the shareholders agreement among the Company and certain of its shareholders dated May 11, 2000, as amended.

          (r) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

          (s) "Third Party" means a Person who was not (i) a shareholder of the Company on April 30, 2000, (ii) a Permitted Transferee (as defined in the Shareholders Agreement) of a transferor who was, or whose predecessor in interest was, a shareholder of the Company on April 30, 2000 or (iii) an Affiliate of the Company or any shareholder or (iv) an employee of the Company on the date such person became a shareholder.

     3. General. Only Nonstatutory Stock Options may be granted under Option Awards pursuant to the Plan.

     4. Stock. Subject to Section 11 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 2,836,500 shares of Company Stock; which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Option Award under the Plan. The Committee is expressly authorized to make an Option Award to a Participant conditioned upon the surrender for cancellation of an Option granted under an existing Option Award. For purposes of determining the number of shares that are available for Option Awards under the Plan, such number shall include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes.

     5.   Eligibility.

          (a) All present and future employees of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) whom the Committee determines to be key employees shall be eligible to receive Option Awards under the Plan. All present and future directors of the Company shall also be eligible to receive Option Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 12, to select eligible persons to receive Option Awards and to determine for each such selected person the terms and conditions and the number of shares to be allocated to him or her as part of each Option Award.

         (b) The grant of an Option Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay any person any particular amount of remuneration, to continue the employment or service of any person after the grant or to make further grants to the person at any time thereafter.

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     6.   Stock Options.

          (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

          (b) The exercise price of shares covered by an Option may be less than the Fair Market Value of such shares on the Date of Grant, as determined by the Committee.

          (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement.


          (d) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

     7.   Method of Exercise of Options.

          (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided, that if the terms
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of an Option so permit, or if so determined by the Committee, the Participant may deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) that have been held by the Participant for more than six months in satisfaction of all or any part of the exercise price.

          (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

          (c) Each Participant shall agree as a condition of the exercise of an Option to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option.

          (d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, the Committee may establish procedures permitting the

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Participant to elect to deliver shares of Company Stock (valued at Fair Market
Value on the date of delivery) that have been held by the Participant for more than six months that would satisfy all or a specified portion of the Federal, state and local tax liabilities of the Participant arising in the year the Option Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee.

     8. Nontransferability of Options. Options by their terms, shall not be transferable except by will or by the laws of descent and distribution or to the Participant's spouse or children or a family limited partnership, trust or other similar entity solely for the benefit of the Participant's spouse or children (a "Permitted Transferee"), and shall be exercisable, during the Participant's lifetime, only by the Participant or by his or her guardian, duly authorized attorney-in-fact or other legal representative or by the Permitted Transferee to whom they have been transferred.

     9. Effective Date of the Plan. The effective date of the Plan is May 11, 2000.


     10. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on April 15, 2010. No Option Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Option Award previously granted to him.

     11. Change in Capital Structure.

         (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

         (b) In the event of a Control Transfer, each outstanding Option that either has theretofore vested or becomes vested by reason of such Control Transfer and is not exercised prior to the consummation of the Control Transfer, shall, as determined by the Committee, either (i) be honored or assumed or new rights substituted therefor, or (ii) be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the net proceeds to be received per Common Share in the Control Transfer over the exercise price for the Option.

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          (c) Notwithstanding anything in the Plan to the contrary, the
Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     12. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board, who shall be appointed by the Board. In the absence of appointment of the Committee, the entire Board shall constitute the Committee. The Committee shall have general authority to impose any limitation or condition upon an Option Award the Committee deems appropriate to achieve the objectives of the Option Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

          (a) The Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive Option Awards, (ii) the number of shares of Company Stock to be covered by each Option Award, (iii) the exercise price of Nonstatutory Stock Options; (iv) the Fair Market Value of Company Stock, (v) the time or times when an Option Award shall be granted, (vi) whether an Option Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) whether to approve a Participant's election to deliver shares of already owned Company Stock to satisfy Applicable Withholding Taxes, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiii) any additional requirements relating to Option Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Option Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her.

          (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

          (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

          (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

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     13.  Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Chief Executive Officer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     14. Interpretation. The terms of this Plan shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed this 23rd day of October, 2000.


                                              RED ROBIN GOURMET BURGERS, INC.



                                              By: /s/ James P. McCloskey
                                                  -----------------------------
                                                  James P. McCloskey
                                                  Chief Financial Officer

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